EXHIBIT 99.1

                                                                   [DYNTEK LOGO]
                                                                   PRESS RELEASE
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FOR MORE INFORMATION, CONTACT:
Linda Wise                                  Rob Schatz / Klea Theoharis
DynTek, Inc.                                Strategic Growth International
949-798-7215                                516-829-7111
LINDA.WISE@DYNTEK.COM                       INFO@SGI-IR.COM

               DYNTEK ANNOUNCES REPURCHASE OF 8 MILLION SHARES OF
              STOCK AND MODIFICATIONS OF DMR ACQUISITION AGREEMENT

  ADDS $5 MILLION IN CASH TO DYNTEK AND REDUCES TOTAL OUTSTANDING EQUITY BY 17%

IRVINE, CA - AUGUST 21, 2002 - DynTek, Inc. (Nasdaq: DYTK, DYTKP, DYTKW), a leading provider of technology and management solutions to the state and local government sector, today announced that it has completed an agreement with DynCorp to repurchase 8 million of its shares and to modify the conditions of the purchase of DynCorp Management Resources (DMR) completed on December 27, 2001. The modifications will add $5 million in cash to DynTek, while also providing long-term debt financing for the stock repurchase.

The agreement provides for DynCorp to immediately reimburse DynTek for $5 million of expenses incurred in the DMR business during the six months ended June 30, 2002. DynTek also repurchased 8 million shares of its common stock from DynCorp for $5 million, plus options to purchase 7.5 million shares at $4 per share for three years. The share repurchase was financed with a note payable to DynCorp over a period of up to five years.

This transaction reduces DynTek's outstanding shares by more than 17%. In addition, the transaction also reduces the purchase price of the DMR business by approximately $16 million, since the repurchase price for the shares is at a significant discount from the value of the shares when issued, and considering the additional working capital provided to offset costs incurred.

"We are pleased with the benefits derived from the modification of our agreement with DynCorp," stated Steven Ross, president and chief executive officer of DynTek. "The transaction has provided the company with additional working capital and has benefited shareholders by reducing the outstanding shares at an accretive per share value."

Mr. Ross continued, "DynTek has made significant progress in absorbing the DMR acquisition and has implemented new technology and business strategies that have led to significant cost savings, which are improving the profitability of the business. With the restructuring complete, the company can now devote an increased focus on the execution of our growth plan, with anticipated near-term rewards."

                                    - MORE -
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                                                                   [DYNTEK LOGO]
                                                                   PRESS RELEASE
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ABOUT DYNTEK
DynTek is a premier provider of technology and management solutions to the state and local government sector. The company offers a comprehensive solution, which
includes  consulting,  systems  integration,   application  development,  legacy
integration, support and management services. DynTek's solution has enabled major government entities in 17 states to enhance customer service, increase efficiency and improve access to government functions. For more information, visit WWW.DYNTEK.COM.


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FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY THE SAFE HARBORS CREATED THEREBY. INVESTORS ARE CAUTIONED THAT CERTAIN STATEMENTS IN THIS RELEASE ARE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS. SUCH UNCERTAINTIES AND RISKS INCLUDE, AMONG OTHERS, CERTAIN RISKS ASSOCIATED WITH THE OPERATION OF THE COMPANY DESCRIBED ABOVE, GOVERNMENT REGULATION, DEMAND FOR OUR PRODUCTS AND OTHER RISK FACTORS DESCRIBED IN OUR LATEST FROM 10-K AND OTHER DOCUMENTS FILED WITH THE SEC.